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                                                                   Exhibit 24.01



                                POWER OF ATTORNEY

         WHEREAS, Northern States Power Company (formerly Northern Power Corporation), a Minnesota corporation (the "Company"), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement for the issuance and sale of up to $600 million of secured or unsecured long-term debt securities; and

         WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his/her name, respectively.

         NOW, THEREFORE, each of the undersigned hereby constitutes and appoints GARY R. JOHNSON, EDWARD J. MCINTYRE and Cathy J. Hart, and each of them individually, his/her attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below to one or more registration statements on Form S-3 (or any other appropriate form) relating to the issuance and sale of up to $600 million of secured or unsecured long-term debt securities and to any and all amendments (including post-effective amendments) to such registration statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 17th day of April, 2001.

/s/ Wayne H. Brunetti                 /s/ Richard C. Kelly
-----------------------------------   -----------------------------------------
Wayne H. Brunetti, Principal          Richard C. Kelly, Director
Executive Officer & Director

/s/ Edward J. McIntyre
-----------------------------------   -----------------------------------------
Edward J. McIntyre, Principal         David E. Ripka, Principal Accounting
Financial Officer & Director          Officer




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STATE OF MINNESOTA   )
                     ) ss.
COUNTY OF HENNEPIN   )

         On this 17th day of April, 2001, before me, Catherine J. Cleveland, a Notary Public in and for said County and State, personally appeared each of the above-named directors and officers of Northern States Power Company, a Minnesota corporation, and known to me to be the persons whose names are subscribed to in the foregoing instrument, and each person acknowledged to me that he or she executed the same as his or her own free act and deed.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal on the date set forth above.

                                       /s/ Catherine J. Cleveland
                                       ----------------------------------------
                                       Catherine J. Cleveland